As Filed With the Securities and Exchange Commission on April 28, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
 __________________________________
LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
 __________________________________

Delaware	93-0609074
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
414 Union Street, Suite 2000
Nashville, TN 37219
(Address of Principal Executive Offices) (Zip Code)

 __________________________________

Nicole C. Daniel, Esq.
Senior Vice President, General Counsel & Corporate Secretary
Louisiana-Pacific Corporation
414 Union Street, Suite 2000
Nashville, Tennessee 37219
(615) 986-5600
(Name, address and telephone number, including area code, of agent for service)
____________________________________

Copy to:

Tatjana Paterno, Esq.
Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, TN 37201
(615) 742-6200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Louisiana-Pacific Corporation, a Delaware corporation (the “Registrant”), will send or give documents containing the information specified by Part I of this Form S-8 Registration Statement (the “Registration Statement”) to participants in the plan to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant is not required to file and is not filing such documents with the Commission, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on February 22, 2022 (Commission File No. 001-07107);

(2) The Registrant’s Current Reports on Form 8-K filed with the Commission on February 11, 2022, February 14, 2022, February 18, 2022, February 23, 2022 and April 28, 2022 (other than any report or the portions thereof furnished or deemed furnished, and not filed) (Commission File No. 001-07107); and

(3) The description of the Registrant’s Common Stock contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 18, 2021 (Commission File No. 001-07107), and all amendments and reports filed with the Commission for the purposes of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated in Delaware. The Registrant’s certificate of incorporation and bylaws provide for indemnification of its directors officers, employees and agents to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”). Under Section 145 of the DGCL, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with threatened, pending or completed actions, suits or proceedings (collectively, “Proceedings”) brought or threatened to be brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are directors, officers, employees or agents of such corporation, against expenses (including attorneys’ fees), judgements, fines and amounts paid in settlement (collectively, the “Losses”) actually and reasonably incurred by them in any such action, suit or proceedings, so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to expenses (including attorneys’ fees) actually and reasonably incurred by them and is not available to any such person that is adjudged to be liable to such corporation unless the court determines that such person is fairly and reasonably entitled to indemnity. The Registrant’s bylaws further prohibit indemnification in connection with a Proceeding for the person initiating such Proceeding, unless such Proceeding was authorized by the Registrant’s board of directors.

In addition, the Registrant’s bylaws provide that the Registrant will indemnify any natural person who is or was serving at the direction or request of the Registrant in a fiduciary capacity with respect to an employee benefit or welfare plan covering one or more employees of the Registrant or one of its affiliates, or who is or was performing any service or duty on behalf of the Registrant with respect to such a plan, its participants or beneficiaries, against all Losses incurred by such person in connection with any Proceeding arising out of or in any way connected with such service or performance, to the extent such Losses are insurable under applicable law but are not covered by collectible insurance or indemnified pursuant to the indemnification rights described in the paragraph above; provided, that no indemnification will be made to any person (other than an employee of the Registrant or one of its affiliates) who was or is acting as a lawyer, accountant, actuary, investment adviser or arbitrator with respect to an employee benefit or welfare plan against any expense, judgment, fine or amount paid in settlement incurred by such person in connection with any action, suit or proceeding arising out of or in any way connected with his actions in such capacity. Notwithstanding the foregoing, no indemnification will be made pursuant to this paragraph to any person determined (in the manner prescribed by Section 145(d) of the DGCL) to have participated in, or to have had actual knowledge of and have failed to take appropriate action with respect to, any violation of any of the responsibilities, obligations or duties imposed upon fiduciaries by the Employee Retirement Income Security Act of 1974 or amendments thereto or by the common or statutory law of the United States of America or any state or jurisdiction therein, knowing such in either case to have been a violation of such responsibilities, obligations or duties.

A Delaware corporation also has the power to purchase and maintain insurance for such persons, and the Registrant has acquired directors and officers insurance, which includes coverage for liability under the federal securities laws.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section of the DGCL 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock), or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s certificate of incorporation contains such a provision.

The above discussion of the Registrant’s certificate of incorporation, bylaws and Sections 102(b)(7) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by the complete texts of such certificate of incorporation, bylaws and statutes.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of LP. Incorporated herein by reference to Exhibit 3.1 to LP's Annual Report on Form 10-K for the year ended December 31, 2007.
4.2
Amended Certificate of Designation of Series A Junior Participating Cumulative Preferred Stock. Incorporated herein by reference to Exhibit 3.3 to LP's Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

4.3	Bylaws of LP. Incorporated herein by reference to Exhibit 3.1 to LP's Current Report on Form 8-K, filed on August 4, 2015.
4.4	Louisiana-Pacific Corporation 2022 Omnibus Stock Award Plan. Incorporated herein by reference to Annex A of LP's Definitive Proxy Statement on Schedule 14A, filed on March 18, 2022.
5.1*	Opinion of Bass, Berry & Sims PLC.
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
107*	Filing Fee Table
* Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on April 28, 2022.

Louisiana-Pacific Corporation

By: /s/ NICOLE C. DANIEL
Nicole C. Daniel
Senior Vice President, General Counsel & Corporate Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nicole C. Daniel, W. Bradley Southern and Alan J.M. Haughie, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act of 1933 and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date	Title	Signature

April 28, 2022	Chief Executive Officer and Chairman of the Board	/s/ W. BRADLEY SOUTHERN
	(Principal Executive Officer)	W. Bradley Southern

April 28, 2022	Executive Vice President and Chief Financial Officer	/s/ ALAN J.M. HAUGHIE
	(Principal Financial Officer)	Alan J.M. Haughie

April 28, 2022	Vice President, Controller and Chief Accounting Officer	/s/ DEREK N. DOYLE
	(Principal Accounting Officer)	Derek N. Doyle

April 28, 2022	Director	/s/ JOSE A. BAYARDO
Jose A. Bayardo

April 28, 2022	Director	/s/ TRACY EMBREE
Tracy Embree

April 28, 2022	Director	/s/ LIZANNE C. GOTTUNG
Lizanne C. Gottung

April 28, 2022	Director	/s/ F. NICHOLAS GRASBERGER III
F. NICHOLAS GRASBERGER III

April 28, 2022	Director	/s/ OZEY K. HORTON, Jr.
Ozey K. Horton, Jr.

April 28, 2022	Director	/s/ STEPHEN E. MACADAM
Stephen E. Macadam

April 28, 2022	Director	/s/ DUSTAN E. MCCOY
Dustan E. McCoy